UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) Of

The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: February 18, 2015

DATE OF REPORT: February 27, 2015

GENERATION ZERO GROUP, INC.

 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	000-55287	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,

 SUITE #253

WEDDINGTON, NC  28104

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707

(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

This information is provided as an update to the Form 8-K filed by Generation Zero Group, Inc. (the “Company”, “we” and “us”) on December 20, 2013.

As previously disclosed by the Company, effective on December 13, 2013, the Superior Court of Fulton County, Georgia (the “Trial Court”)(File No. 2013CV227180) approved Geronimo Property Trust’s (“Geronimo”) Motion for Summary Judgment and ordered the Company to pay Geronimo $386,950 plus post-judgment interest at the rate of $167 per day.

As previously disclosed by the Company, our shareholders and Note Holders encouraged management to appeal this judgment. On January 10, 2014 we filed an appeal of the judgment with the Court of Appeals of the State of Georgia (the “Appeals Court”).

On September 26, 2014 the Appeals Court remanded the case to the Trial Court for review and subsequent determination.

Effective February 18, 2015, the Trial Court granted the Company’s Motion to Set Aside the Judgment.

Pursuant to the terms of the December 2011 Assignment of Membership Interest Agreement, Jeffrey Sisk has agreed to indemnify the Company from all costs and damages associated from any claims or judgment associated with the Geronimo Note and has further pledged 500,000 shares of our common stock held by Mr. Sisk as collateral for such indemnification obligation.  Notwithstanding the approval of the Company’s Motion to Set Aside the Judgment, the outstanding claims between Geronimo, the Company, MedicalWork, and StaffMD remain pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: February 27, 2015	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer